                                                                     EXHIBIT 1.1

   --------------------------------------------------------------------------








     $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.50% SENIOR NOTES DUE 2003 $150,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.80% SENIOR NOTES DUE 2006



                          AVALON BAY COMMUNITIES, INC.




                             UNDERWRITING AGREEMENT

                               dated July 1, 1998







                            PAINEWEBBER INCORPORATED
                           FIRST UNION CAPITAL MARKETS
                           J.P. MORGAN SECURITIES INC.
                      NATIONSBANC MONTGOMERY SECURITIES LLC






   --------------------------------------------------------------------------

     $100,000,000 Aggregate Principal Amount of 6.50% Senior Notes due 2003 $150,000,000 Aggregate Principal Amount of 6.80% Senior Notes due 2006


                          AVALON BAY COMMUNITIES, INC.


                             UNDERWRITING AGREEMENT


                                                                    July 1, 1998

PAINEWEBBER INCORPORATED
FIRST UNION CAPITAL MARKETS, a division
         of Wheat First Securities, Inc.
J.P. MORGAN SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC

c/o Painewebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

                  Avalon Bay Communities, Inc., a Maryland corporation (the "Company"), confirms its agreement with you (collectively, the "Underwriters") as follows:

         1. DESCRIPTION OF SECURITIES. The Company proposes to issue and sell to the Underwriters the principal amount of its debt securities identified on SCHEDULE A hereto (the "Securities") to be issued under that certain Indenture, dated as of January 16, 1998, as supplemented by the First Supplemental Indenture, dated as of January 20, 1998 (collectively, the "Original Indenture"), and the Second Supplemental Indenture, to be dated July 7, 1998 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), each between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

         2.       AGREEMENT TO SELL AND PURCHASE.

                  (a) On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and the Underwriters agree to purchase from the Company the Securities at the purchase price set forth on SCHEDULE A hereto plus accrued interest, if any, from the date specified on SCHEDULE A hereto to the date of payment and delivery.

                  (b) The Company understands that the Underwriters intend (i) to make a public offering of the Securities, and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. DELIVERY AND PAYMENT. Payment for the Securities shall be made to the Company or to its order in immediately available funds in the amount, on the date and at the place set forth on SCHEDULE A hereto (or at such other time and place on the same date or such other date, not later than the third Business Day thereafter, as the Underwriters and the Company may agree in writing). Such payment will be made against delivery to the Underwriters of the Securities registered in such names and in such denominations as the Underwriters shall request no less than two full Business Days prior to the date of delivery, with transfer taxes, if any, payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date." If the Underwriters so request, the Securities will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and will be made available for inspection by the Underwriters by 1:00 P.M. New York City time on the Business Day prior to the Closing Date at such place in New York City as the Underwriter, DTC and the Company shall agree.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-41511) on Form S-3, as amended, with respect to the Securities, including a prospectus (the "Base Prospectus"), has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement and a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations has been or will be so prepared and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require the Company to, and, without the Underwriters' consent, the Company will not, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such final form of prospectus. The registration statement may be supplemented by one or more forms of preliminary prospectus supplement, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations, to be used in connection with the offering and sale of the Securities (each a "Preliminary Prospectus"). Copies of such registration statement, any such amendments, and each related Preliminary Prospectus and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement have been delivered to the Underwriters or their counsel. The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange

Act"). The term "Prospectus" means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, that is incorporated therein by reference. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Prospectus delivered to the Underwriters for use in connection with the offering of the Securities by the Company.

                  (b) Each part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the offering of the Securities contemplated hereby), when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; the Indenture, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "TIA"); each part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the offering of the Securities contemplated hereby), when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the TIA (the "Form T-1") and (ii) the statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by any Underwriter, specifically for use in the preparation thereof. The Company acknowledges that the only information furnished to the Company by any Underwriter specifically for inclusion in the Registration Statement is the information set forth in SCHEDULE B hereto. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), as applicable.

                  (d) The Company has been duly organized and is, and at the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries (as hereinafter defined), taken as a whole.

                  (e) The merger (the "Merger") between Bay Apartment Communities, Inc. and Avalon Properties, Inc. ("Avalon") has been validly consummated in accordance with the Agreement and Plan of Merger by and between Bay Apartment Communities, Inc. and Avalon Properties, Inc. dated as of March 9, 1998 (the "Agreement") and Maryland law.

                  (f) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the entities listed on SCHEDULE C attached hereto. Each of such subsidiaries is, and at the Closing Date will be, an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company (each a "Subsidiary" and, collectively, the "Subsidiaries") is, and at the Closing Date will be, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation. Each of the subsidiaries listed in SCHEDULE C has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and the Prospectus. Each of the Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business in good standing as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Except for the stock or other interests in the subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity. Complete and correct copies of the Amended and Restated Articles of Incorporation and the Articles of Merger (collectively, the "Charter") and the Amended and Restated Bylaws (the "Bylaws") of the Company and the charter documents of each of its subsidiaries and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date, except as heretofore disclosed in writing to the Underwriters. Except as otherwise described in the Registration Statement or the Prospectus, or as described in SCHEDULE C, all of the issued and outstanding capital stock of each corporate Subsidiary of the Company has been duly authorized and will be, as of the Closing Date, validly issued, fully paid and non-assessable, and owned by the Company.

                  (g) The outstanding securities of the Company, including the outstanding shares of common stock, $0.01 par value (the "Common Stock"), and the outstanding shares of each series of preferred stock (the "Preferred Stock"), have been duly authorized and are validly issued, fully paid and nonassessable by the Company and conform to the description thereof in the Prospectus. There are no requirements, restrictions or limitations in the terms of the Preferred Stock applicable to the issuance and sale of the Securities. The shareholders of the Company have no preemptive or similar rights with respect to the Securities. Except as set forth in the Registration Statement or the Prospectus, the Company does not have outstanding any option to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its securities or any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations, except for shares of Common Stock to be issued to certain employees in connection with the deferment of income, shares of Common Stock issuable pursuant to awards granted or to be granted under the Company's 1994 Stock Incentive Plan, as amended and restated, shares of Common Stock issuable under the Company's 1996 Non-Qualified Employee Stock Purchase Plan, shares of Common Stock issuable under the Company's Dividend Reinvestment and Stock Purchase Plan and shares of Common Stock issuable upon redemption or conversion of units of limited partnership interests.

                  (h) The financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus set forth fairly the financial condition of the respective entity or entities presented as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein and except to the extent that Avalon applied different principles than the Company prior to the Merger and except, in the case of interim periods, for the notes thereto and normal year-end adjustment). The pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. (the "Accountants"), who have reported on the financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                  (i) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets and financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                  (k) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (l) Except as set forth in the Registration Statement and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such, or any of the Current Communities, the Development Communities or the Redevelopment Communities (each as defined in the Prospectus and collectively, the "Communities") before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, individually or in the aggregate, have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

                  (m) There are no contracts or documents of a character required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that have not been so described or filed (the "Contracts").

                  (n) Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries is, and upon consummation of the Offering (as defined below), none of them will be, in default under any Contract, the violation of which would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and no other party under any such Contract to which the Company or any of its subsidiaries is a party is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the Prospectus, the Company and each of its subsidiaries have or, upon the Closing Date, will have all governmental licenses (including, without limitation, a California real estate brokerage license and a California general contractor's license, if applicable), permits, consents, orders, approvals and other authorizations required to carry on its business as contemplated in the Prospectus, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

                  (o) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance or sale of the Securities by the Company, except such as may be required under the Act, the Exchange Act or state securities or Blue Sky laws, or the By-Laws and Rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Securities to be sold by the Company.

                  (p) The Company has the corporate power and authority to enter into this Agreement and the Indenture. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, and
(iv) applicable Federal and state securities laws and public policy which may limit the application of provisions relating to indemnification and contribution with respect to securities law matters (clauses (i), (ii), (iii) and (iv) are collectively referred to as the "Enforceability Limitations"). The execution, delivery and the performance of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon the Communities or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Charter or Bylaws of the Company, the articles or certificate of incorporation or by-laws or partnership agreement or operating agreement of any of the Company's subsidiaries, or any Contract, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or business or properties of the Company or any of its subsidiaries, except as disclosed in the Prospectus and except as will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. The Company has the power and authority to authorize, issue, offer and sell the Securities, as contemplated by this Agreement.

                  (q) On the Closing Date, the Securities will be duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered to, and paid for in full by, the Underwriters pursuant to this Underwriting Agreement, will be valid and legally binding obligations of the Company entitled to the benefit of the Indenture and will be enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations; the Indenture has been duly qualified under the TIA and the execution, delivery and performance of the Indenture has been, duly authorized by the Company; the Original Indenture has been and, prior to the issuance of the Securities the Supplemental Indenture will be, duly executed and delivered by the Company; assuming due authorization, execution and delivery thereof by the Trustee, the Original Indenture constitutes and, upon execution and delivery by the Company the Supplemental Indenture will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations; the Original Indenture conforms and, upon issuance of the Securities, the Securities and the Supplemental Indenture will conform, in all material respects to the statements relating thereto contained in the Prospectus; and upon issuance the Securities will be, in all material respects, in the form contemplated by the Indenture.

                  (r) The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus or the Registration Statement, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record. All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein. Except as is disclosed in the Registration Statement or the Prospectus and except as would not, in the aggregate, have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Prospectus as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

                  (s) Except as disclosed in the Registration Statement, the mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company. To the knowledge of the Company (i) the present use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and
(ii) there is no pending or, to the Company's knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

                  (t) All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof, subject to the Enforceability Limitations.

                  (u) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

                  (v) Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (w) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company after due inquiry and investigation, is threatened, which, in either case, would have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

                  (x) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company of any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus which has not been so disclosed.

                  (y) As of the Closing Date the Company, and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below), or hazardous or toxic wastes, pollutants or contaminants (the "Environmental Laws"); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (z)(i) None of the Company or any partnership that owns a Community (each a "Partnership") has at any time, and, to the best knowledge of the Company after due inquiry and investigation, no other party has, at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as disclosed in the environmental reports previously delivered to the Underwriters or referred to in the Prospectus, or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies, or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

                           (ii) None of the Company or the Partnerships, to the best knowledge of the Company after due inquiry and investigation, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as disclosed in the environmental reports previously delivered to the Underwriters or referred to in the Prospectus or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (iii) None of the Company or the Partnerships to the best knowledge of the Company after due inquiry and investigation, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as disclosed in the environmental reports previously delivered to the Underwriters or referred to in the Prospectus or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  As used herein, "Hazardous Material" shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

                  (aa) In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (bb) The Company and its subsidiaries maintain property and casualty insurance (other than earthquake insurance) in favor of the Company and its subsidiaries with respect to each of the Communities, in an amount and on such terms as is reasonable for businesses of the type proposed to be conducted by the Company and its subsidiaries. The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus. Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

                  (cc) The Company has elected to be taxed as a REIT under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board of Directors determines that it is no longer in the best interest of the Company to continue to be so qualified.

                  (dd) Neither the assets of the Company nor its subsidiaries constitute, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (ee) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

         5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:

                  (a) The Company will cause the Prospectus Supplement to be filed as contemplated by Section 4(a) hereof (but only if the Underwriters have not reasonably objected thereto by notice to the Company after having been furnished a copy within a reasonable time prior to filing) and will notify the Underwriters promptly of such filing. The Company will not during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

                  (b) The Company will use its best efforts to cause the Registration Statement to remain effective through the completion of the Underwriters' distribution of the Securities, and will notify the Underwriters promptly, and will confirm such advice in writing, (i) of the preparation and filing (subject to Section 5(a)) of any post-effective amendment and when any such post-effective amendment to the Registration Statement becomes effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the suspension of the qualification or registration of the Securities for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose; (v) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (vi) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission or any jurisdiction shall threaten to issue, or shall issue, any order suspending the effectiveness of the Registration Statement or suspending the qualification or registration of the Securities for sale in any jurisdiction, the Company will make every reasonable effort to prevent the issuance of such order and, if such an order should be issued, to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriters promptly of all such filings.

                  (c) The Company will furnish to the Underwriters without charge two signed copies of the Registration Statement and of any post-effective amendments thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

                  (d) The Company will comply with all requirements imposed upon it by the Act, the 1933 Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and the TIA, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

                  (e) The Company will comply with all the provisions of any undertakings contained, or incorporated by reference, in the Registration Statement.

                  (f) During the Prospectus Delivery Period, the Company will promptly furnish to the Underwriters, without charge, as many copies of each preliminary prospectus, the Prospectus (containing the Prospectus Supplement) and any amendment or supplement thereto as the Underwriters may from time to time reasonably request. The Company consents to the use of the Prospectus, as amended or supplemented from time to time, by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and, thereafter, during the Prospectus Delivery Period. If during the Prospectus Delivery Period any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if, in the reasonable opinion of counsel to the Underwriters, it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto. Except as required by the Exchange Act or the Exchange Act Rules and Regulations, the Company shall not file any document under the Exchange Act before the termination of the Prospectus Delivery Period if such document would be deemed to be incorporated by reference into the Prospectus to which the Underwriters reasonably object.

                  (g) Prior to any public offering of the Securities, the Company will cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States that require such registration or qualification as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all fees, costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, fees, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus and any other filing made by the Company with the Commission, (ii) the preparation and delivery of certificates representing the Securities, (iii) the printing of this Agreement and any Dealer Agreements, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD; (vi) the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection with, and the preparation of, preliminary, supplemental and final Blue Sky memoranda, (vii) counsel (including local and special counsel) to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by the Company, (viii) the hotel, airfare and other travel arrangements of the Company's employees in connection with preparation of the Registration Statement and Prospectus and in connection with any "road show" or other presentation to potential investors, (ix) the Accountants and any other accountants engaged by the Company in connection with the offering of the Securities, (x) the Trustee under the Indenture, (xi) Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Rating Services ("S&P" and, together with Moody's, the "Rating Agencies") in connection with the rating of the Securities at the request of the Company.

                  (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

                  (k) The Company will apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (l) Unless the Board of Directors of the Company determines in its reasonable business judgment and pursuant the Charter that continued qualification as a "real estate investment trust" under the Code is not in the Company's best interest, the Company will use its best efforts to, and will continue to meet the requirements to, qualify as a "real estate investment trust."

                  (m) The Company will execute and deliver the Supplemental Indenture on or prior to the Closing Date as authorized by the Board of Directors, which shall designate the Securities as the debt securities to be offered and their terms and provisions in accordance with the provisions of the Indenture; and the Company shall perform its obligations under the Indenture.

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The Underwriters' obligations hereunder are subject to the following conditions:

                  (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations to be made by the Company prior to the Closing shall have been made by the Company.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith.

                  (c) Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Securities or any other debt securities of the Company by any Rating Agency nor shall any notice have been given to the Company of (i) any intended or potential downgrading by any Rating Agency in such securities, or (ii) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, (ii) there shall not have been any change on a consolidated basis, in the equity capitalization, short-term debt or long-term debt of the Company, or any adverse change in the rating assigned to any securities of the Company, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (iii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

                  (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

                  (f) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

                  (g) The Underwriters shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel to the Company, dated the Closing Date, to the effect set forth in EXHIBIT A.

                  (h) The Underwriters shall have received the opinion of Goodwin, Procter & Hoar LLP, tax counsel to the Company, dated the Closing Date, to the effect that, subject to the assumptions and qualifications historically included by such counsel in opinions rendered in recent public offerings by Bay Apartment Communities, Inc. and subject to changes in applicable laws and regulations and judicial and regulatory developments, commencing with the taxable year ending December 31, 1994, the form of organization of the Company and its operations are such as to enable the Company to qualify as a "real estate investment trust" under the applicable provisions of the Code.

                  (i) The Underwriters shall have received the opinion of Cox, Castle & Nicholson LLP, counsel for the Company, dated the Closing Date, to the effect that to the best of their knowledge statements relating to the Communities and the Current Development Communities (as defined in the Prospectus) and tax-exempt bond financing in the Prospectus (but excluding the statistical and financial data, physical condition and construction status of such communities included therein) are materially fair and accurate.

                  (j) The Underwriters shall have received an opinion, dated the Closing Date, from O'Melveny & Myers LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

                  (k) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company as required by the Act and the 1933 Act Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the

Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

                  (l) On the Closing Date there shall have been furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) No stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers' information and belief, no proceeding for that purpose is pending or threatened by the Commission;

                  (ii) No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction is in effect and, to the best of such officers' information and belief, no proceeding for such purpose is pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction;

                  (iii) Any request for additional information on the part of the staff of the Commission or any such authorities has been complied with to the satisfaction of the staff of the Commission or such authorities;

                  (iv) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents, taken together, are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                  (v) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                  (vi) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with; and

                  (vii) Subsequent to the execution and delivery of the Underwriting Agreement and through the date of such certificate, there has not occurred any downgrading in the rating accorded the Securities or any other debt securities of the Company by any Rating Agency nor has any notice been given to the Company of (A) any intended or potential downgrading by any Rating Agency in such securities, or (B) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

                  (m) The Securities shall be qualified for sale in the jurisdictions designated pursuant to Section 5(g), each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                  (n) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                  (o) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and their counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

                  7.       INDEMNIFICATION AND CONTRIBUTION.

                           (a)      The Company will indemnify and hold harmless
each Underwriter, each of the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by the Company and filed in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the

Company will not be liable to the extent that such loss, claim, liability, expense or damage (A) arises from the sale of the Securities in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Securities to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages (or actions in respect thereof) arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter or its counsel expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless

(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action ore claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Securities and payment therefor or (iii) any termination of this Agreement.

         8. TERMINATION. The Underwriters shall have the right, by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party with respect to Securities not purchased by reason of such termination except that the provisions of Section 5(j) (regarding costs and expenses) and Section

7 (indemnification and contribution) hereof shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

         9. SUBSTITUTION OF UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase any of the Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated, severally, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the aggregate principal amount of Securities which they have respectively agreed to purchase pursuant to Section 2 bears to the aggregate principal amount of Securities which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the non-defaulting Underwriters may specify; provided that in no event shall the maximum aggregate principal amount of Securities which any Underwriter has become obligated to purchase pursuant to Section 2 be increased pursuant to this Section 9 by more than one-ninth of the aggregate principal amount of Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Securities and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate principal amount of the Securities and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Securities under this Agreement. In any such case either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      MISCELLANEOUS.

                  (a) NOTICE. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Thomas J. Sargeant, or (b) if to the Underwriters, care of PaineWebber Incorporated, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Real Estate Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                  (b) PARTIES. This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from any of the several Underwriters.

                  (c) REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, agreements and covenants, of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities hereunder.

                  (d) ACTIONS BY UNDERWRITERS. Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

                  (e) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                  (f) COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (g) SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (h) WAIVER OF TRIAL BY JURY. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  (i) AMENDMENTS AND MODIFICATIONS. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriters and the Company.

                            [signature page follows]

                  If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

                                             Very truly yours,

                                             AVALON BAY COMMUNITIES, INC.


                                             By: /s/ Thomas J. Sargeant
                                                 -------------------------------
                                                 Thomas J. Sargeant
                                                 Chief Financial Officer



ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED
FIRST UNION CAPITAL MARKETS, A DIVISION
         OF WHEAT FIRST SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC

By: PAINEWEBBER INCORPORATED



By: /s/ Frederick T. Caven, Jr.
    ------------------------------------
        Frederick T. Caven, Jr.
        Managing Director

                                   SCHEDULE A

           UNDERWRITERS; IDENTIFICATION OF SECURITIES; PURCHASE PRICE

                                                            Aggregate Principal       Aggregate Principal
                                                              Amount of 2003             Amount of 2006
                                                                Notes to be               Notes to be
                                                                 Purchased                 Purchased
                                                            ---------------------------------------------

PaineWebber Incorporated...............................        $100,000,000               $37,500,000
First Union Capital Markets............................                   0                37,500,000
J.P. Morgan Securities Inc.............................                   0                37,500,000
NationsBanc Montgomery Securities LLC..................                   0                37,500,000
                                                               --------------------------------------

         Total.........................................        $100,000,000              $150,000,000
                                                               ======================================


Title of Securities:             6.50% Senior Notes due 2003 (the "2003 Notes")
-------------------              6.80% Senior Notes due 2006 (the "2006 Notes")


Aggregate principal amount:      2003 Notes:  $100,000,000
                                 2006 Notes:  $150,000,000


Maturity Date:                   2003 Notes:  July 15, 2003
-------------                    2006 Notes:  July 15, 2006


Interest Rate:                   2003 Notes:  6.500% per annum from July 7, 1998
-------------                    2006 Notes:  6.800% per annum from July 7, 1998


Coupon Payment Dates:            January 15 and July 15
--------------------


Price to Public:                 2003 Notes: 99.719%
---------------                  2006 Notes: 99.723%






                               Schedule A - Page 1

Underwriting Discount:              2003 Notes:  0.550%
---------------------               2006 Notes:  0.625%


Net Price to Company:               2003 Notes:  99.169%
--------------------                2006 Notes:  99.098%


Purchase Price to be paid
-------------------------
  to the Company:                   2003 Notes:               $ 99,169,000
  --------------                    2006 Notes:                148,647,000
                                                              ------------

                                            total:            $247,816,000
                                                              ============

Closing Date and Time:              Tuesday, July 7, 1998, 9:45 a.m.
---------------------               (New York City time)


Closing Location:                   Offices of Goodwin, Procter & Hoar LLP
----------------                    Exchange Place, Boston MA  02109




                               Schedule A - Page 2

                                   SCHEDULE B

                      INFORMATION IN PRELIMINARY PROSPECTUS
                  AND PROSPECTUS FURNISHED BY THE UNDERWRITERS


         The following information appearing in the Preliminary Prospectus, if any, and the Prospectus has been furnished by the Underwriters in writing specifically for use in the preparation of such Preliminary Prospectus and the
Prospectus:

         1. The legend on the inside front cover page (concerning stabilization and other matters); and

         2.       The following information under the heading "Underwriting:"

                  a. the information appearing in the table following the first paragraph;

                  b. the information in the second full paragraph (regarding the concession and reallowance, among other matters);

                  c. the information in the third full paragraph (regarding market making, among other matters); and

                  d. the information in the eighth full paragraph (regarding transactions among the Company and affiliates of certain Underwriters, among other matters).







                               Schedule B - Page 1

                                   SCHEDULE C

                              LIST OF SUBSIDIARIES

                                                   AVB         Transfer of
    LIMITED PARTNERSHIP/LIMITED LIABILITY       Ownership      Interests or                Foreign
       COMPANY/JOINT VENTURE INTEREST            Interest       Formation      State     Qualification
------------------------------------------------------------------------------------------------------

Falkland Partners, a general partnership*....        50%            7/1/85      MD

4100 Massachusetts Avenue Associates L.P.....       100%           6/21/94     DOC

Town Run Associates*.........................        49%           11/3/94      NJ

Town Grove Limited Liability Company.........        49%          12/27/94      CT

Town Close Associates L.P....................      86.5%           4/10/92      CT

Avalon Lake Arbor Associates L.P.............       100%            8/4/95      MD

Avalon Decoverly Associates L.P..............       100%           8/11/95      VA            MD

Smithtown Galleria Associates L.P............       100%           7/25/91      CT            NY

Avalon Fairway Hills I Associates, a
general partnership*.........................       100%            8/8/96      MD

Avalon Fairway Hills II Associates, a
general partnership*.........................       100%            8/8/96      MD

Bronxville West Limited Liability Company....        60%           10/8/96      CT            NY

Avalon Ballston II Limited Partnership.......        99%           1/13/97      DE          MD, VA

Avalon DownREIT V Limited Partnership........        99%           11/7/97      DE

San Francisco Bay Partners II, LTD...........        94%            7/2/84      CA

Toyon Road San Jose Partners, L.P............       100%            3/9/94      CA

San Francisco Bay Partners III, L.P..........       100%           3/10/94      CA

Foxchase Drive San Jose Partners II, L.P.....       100%            3/9/94      CA

Bay Countrybrook L.P.........................        99%           6/12/96      DE            OR

Bay Rincon, L.P..............................                      5/16/97      CA

Bay Pacific Northwest, L.P...................        99%           8/29/97      DE            WA

Avalon Bay Devonshire LLC....................        99%           5/20/98      MN

Avalon Bay Edinburgh LLC.....................        99%           5/20/98      MN

Avalon Bay BFG L. P. ........................       100%           5/21/98      MA


----------------------

* A subsidiary of the Company but not included within the defined term "Subsidiary" for purposes of this Agreement.

                                                   AVB         Transfer of
           CORPORATE SUBSIDIARIES               Ownership      Interests or                Foreign
                                                Interest       Formation      State     Qualification
------------------------------------------------------------------------------------------------------

Bay Asset Group, Inc.........................      100%            3/17/94      MD            CA

Bay Waterford, Inc...........................      100%            3/17/94      MD            CA

Bay Development Partners, Inc................      100%            3/17/94      MD            CA

Bay GP, Inc..................................      100%            3/17/94      MD            CA

Avalon Town Green II, Inc....................      100%            8/24/93      MD            NY

Avalon Chase Ridge, Inc......................      100%           10/27/93      MD

Avalon Chase Glen, Inc.......................      100%           10/27/93      MD

Avalon Chase Grove, Inc......................      100%            3/18/94      MD

Avalon Chase Hampton II, Inc.................      100%           10/27/93      MD            VA

Avalon Chase Heritage, Inc...................      100%           10/27/93      MD            VA

Avalon Chase Lea, Inc........................      100%           10/27/93      MD

Avalon Town Meadows, Inc.....................      100%            5/27/94      MD            MA

Lexington Ridge-Avalon, Inc..................      100%           10/27/93      MD            MA

Avalon Town View, Inc........................      100%           10/27/93      MD            NY

Avalon Development Services, Inc.............      100%           11/24/97      MD          WA,OR

Avalon 4100 Mass. Avenue, Inc................      100%            6/15/94      MD           DOC

Town Cove Jersey City Urban Renewal, Inc.....      100%             2/2/94      NJ

Town Cove II Jersey City Urban Renewal, Inc..      100%            4/16/96      NJ

Avalon Transactions, Inc.....................      100%           12/27/94      CT

Avalon Decoverly, Inc........................      100%             3/8/95      MD

Avalon Collateral, Inc.......................      100%             3/1/96      MD          VA,NJ

Avalon Lake Arbor, Inc.......................      100%            7/14/95      MD

Avalon Fairway II, Inc.......................      100%            6/27/97      MD

Avalon Commons, Inc..........................      100%             2/1/96      MD            NY

Avalon Ballston II, Inc......................      100%            11/1/96      MD            VA

Avalon DownREIT V, Inc.......................      100%            11/7/97      MD        IL,IN,MN,
                                                                                            MO,OH

Avalon Oaks, Inc.............................      100%             9/4/97      MD            MA

Avalon BFG, Inc..............................      100%            5/14/98      MD            MA